Exhibit (21)

Eastman Kodak Company and Subsidiary Companies

Subsidiaries of the Registrant as of December 31, 2018 are listed below:

1680382 Ontario Limited	Ontario, Canada
Eastman Kodak Holdings B.V.	Netherlands
Eastman Kodak International Capital Company, Inc.	Delaware
Eastman Kodak Sarl	Switzerland
Far East Development Ltd	Delaware
FPC Inc.	California
Horsell Graphic Industries Ltd.	United Kingdom
Kodak	France
Kodak (Australasia) Pty. Ltd.	Australia
Kodak (China) Company Limited	China
Kodak (China) Graphic Communications Company Ltd.	China
Kodak (China) Investment Company Limited	China
Kodak (China) Limited	Hong Kong
Kodak (Malaysia) Sdn. Bhd.	Malaysia
Kodak (Near East), Inc.	New York
Kodak (Shanghai) International Trading Co. Ltd.	China
Kodak (Singapore) Pte. Limited	Singapore
Kodak (Thailand) Limited	Thailand
Kodak (Wuxi) Company Limited	China
Kodak (Xiamen) Digital Imaging Products Company	China
Kodak A/S	Denmark
Kodak Americas, Ltd.	New York
Kodak Argentina S.A.I.C.	Argentina
Kodak Brasileira Comércio de Produtos para Imagem e Serviços Ltda.	Brazil
Kodak Canada ULC	British Columbia, Canada
Kodak Chilena S.A.F.	Chile
Kodak de Colombia, SAS	Columbia
Kodak de Mexico S.A. de C.V.	Mexico
Kodak Electronic Products (Shanghai) Company Limited	China
Kodak Film Lab Atlanta, Inc.	Delaware
Kodak GmbH	Austria
Kodak GmbH	Germany
Kodak Graphic Communications EAD	Germany
Kodak Graphic Communications GmbH	Germany
Kodak Graphic Communications Limited	United Kingdom
Kodak Holding GmbH	Germany
Kodak IL Ltd.	Israel
Kodak India Private Limited	India
Kodak International Finance Limited	United Kingdom

Kodak Japan Ltd.	Japan
Kodak Korea Limited	South Korea
Kodak LB Tech, LLC	Delaware
Kodak Limited	United Kingdom
Kodak Mexicana S.A.de C.V.	Mexico
Kodak Nederland B.V.	Netherlands
Kodak New Zealand Limited	New Zealand
Kodak Nordic AB	Sweden
Kodak OOO	Russia
Kodak Oy	Finland
Kodak PE Tech, LLC	Delaware
Kodak Philippines, Ltd.	New York
Kodak Polska Sp.zo.o	Poland
Kodak Polychrome Graphics (Maderia) Servicos Ltd.	Barbados
Kodak Polychrome Graphics Company Ltd.	Barbados
Kodak Polychrome Graphics Cono Sur SA	Uruguay
Kodak Polychrome Graphics Export SAFI	Uruguay
Kodak Realty, Inc.	New York
Kodak SA/NV	Belgium
Kodak Societa per Azioni	Italy
Kodak Societe Anonyme	Switzerland
Kodak Unterstützungsgesellschaft GmbH	Germany
Kodak, Sociedad Anonima	Spain
Kodakit (Singapore) Pte. Ltd.	Singapore
Kodakit Inc.	Delaware
Kodakit SAS	France
Kodakit UK Limited	United Kingdom
KP Services (Jersey) Limited	Jersey, Channel Islands
KPG Finance (Barbados) SRL	Barbados
KPSH P Co1 Limited	Jersey, Channel Islands
KPSH P Co2 Limited	Jersey, Channel Islands
Laboratories Kodak S.A.S.	France
Laser-Pacific Media Corporation	Delaware
NPEC Inc.	California
Qualex Inc.	Delaware
RPB Marketing Company	Japan
Yamanashi RPB Supply Co.	Japan